Exhibit 99.1

Reconciliation to Press Release Issued on October 16, 2003

	As reported on 10/16/03			As reported on 10/29/03			Change

		Quarter	Nine Months		Quarter	Nine Months		Quarter	Nine Months
	As of	ended	ended	As of	ended	ended	As of	ended	ended
Dollars in millions	9/30/03	9/30/03	9/30/03	9/30/03	9/30/03	9/30/03	9/30/03	9/30/03	9/30/03

Mortgage portfolio, net	$919,424			$921,171			$1,747

Total assets	1,018,135			1,019,171			1,036

Unrealized gains on securities, net	2,136			3,415			1,279

Cash flow hedging results, net FAS 149	(2,408)			(2,551)			(143)

Total accumulated OCI	(16,364)			(15,228)			1,136

Total stockholders’ equity	16,388			17,524			1,136

Estimate of core capital in excess of statutory minimum	1,351			1,316			(35)

FAS 133 component of AOCI as a percentage of net mortgage balance	1.8%			1.7%			-0.1%

Return on common equity		64.9%	50.5%		63.8%	50.1%		-1.1%	-0.4%

Average net mortgage investment		$840,523	$817,847		$840,851	$817,956		328	109

Average total net investment		926,027	896,049		926,355	896,158		328	109

Contact:	Janis Smith 202-752-6673